    Exhibit 99.1

Macy’s, Inc. Reports Strong First Quarter 2026 Results and
Raises Full-Year Outlook

Macy’s, Inc. delivered 3.0% comparable sales growth, marking its strongest first-quarter in four years, driven by increases across all nameplates

Macy’s achieved its fourth consecutive quarter of comparable sales gains, led by Reimagine 200 stores
Bloomingdale’s delivered a 10.2% comparable sales increase and record first quarter sales

NEW YORK—June 3, 2026— Macy’s, Inc. (NYSE: M) today reported financial results for the first quarter 2026 and updated its annual guidance.

First Quarter 2026 Highlights
•Macy’s, Inc. comparable sales1 increased 3.0%, exceeding the company’s guidance and led by go-forward1,2 comparable sales, up 3.1%.
•Macy’s comparable sales rose 1.6%, inclusive of Reimagine 200 stores’ comparable sales, up 2.4%.
•Bloomingdale’s comparable sales grew 10.2%, marking seven consecutive quarters of gains.
•Bluemercury comparable sales increased 6.4%.
•Macy’s, Inc. achieved GAAP diluted earnings per share (“EPS”) of $0.23; Adjusted diluted EPS of $0.13, above the company’s guidance.

“We’re off to a strong start to the year, exceeding expectations for the fifth consecutive quarter as our Bold New Chapter strategy continues to build momentum,” said Tony Spring, chairman and chief executive officer of Macy’s, Inc. “Customers are responding – driving comparable sales growth at Macy’s and another standout quarter at Bloomingdale’s, underscoring its leadership in modern luxury. We’re operating with discipline and focusing on what matters most – our customers. With the power of our multi-brand, multi-category, multi-generational portfolio, we’re confident in our path to sustainable, profitable growth. And we’re excited to continue our year of celebrations at Macy’s, including the 50th anniversary of Macy’s Fourth of July Fireworks, as we mark the nation’s 250th.”

First Quarter 2026 Results1 (comparisons are to the first quarter of 2025)
Macy’s, Inc. net sales, inclusive of store closures, increased 1.8%3 to $4.7 billion, with comparable sales up 3.0%. Comparable sales were positive at each of the company’s nameplates.

Macy’s, Inc. go-forward1,2 business comparable sales were up 3.1%. By nameplate:
•Macy’s comparable sales were up 1.6%.
◦Reimagine 200 locations comparable sales were up 2.4%.
•Bloomingdale’s comparable sales were up 10.2%.
•Bluemercury comparable sales were up 6.4%.

Other revenue of $210 million increased $16 million, or 8.2%. Within other revenue:
•Credit card net revenues increased $18 million, or 11.7%, to $172 million, primarily due to the company’s healthy credit portfolio.
•Macy’s Media Network net revenue decreased $2 million, or 5.0%, to $38 million, reflecting the timing of advertising spend on a year-over-year basis.

Gross margin rate of 38.9% declined 30 basis points. Excluding a tariff impact of 30 basis points, gross margin was even with last year.
Selling, general and administrative (“SG&A”) expense of $2.0 billion increased $39 million, reflecting the company’s ongoing investments in the go-forward business, including Reimagine 200 locations, Bloomingdale’s and digital across nameplates, partially offset by the net benefit from continued cost management efforts. As a percent of total revenue, SG&A expense was 39.9%, unchanged from the prior year period.
GAAP net income was $63 million, or 1.3% of total revenue, and Adjusted net income was $35 million, or 0.7% of total revenue. In the first quarter of 2025, net income was $38 million, or 0.8% of total revenue, and Adjusted net income was $31 million, or 0.6% of total revenue.
GAAP and Adjusted diluted EPS were $0.23 and $0.13, respectively. In the first quarter of 2025, GAAP and Adjusted diluted EPS were $0.13 and $0.11, respectively.
Adjusted earnings before interest, taxes, and depreciation and amortization (“EBITDA”) was $290 million, or 5.9% of total revenue. In the first quarter of 2025, Adjusted EBITDA was $304 million, or 6.3% of total revenue.
Balance Sheet and Liquidity
Merchandise inventories increased 3.6% year-over-year. The company believes the composition and level of inventories are well-positioned heading into summer 2026.

The company ended the first quarter of 2026 with cash and cash equivalents of $1.3 billion and had $2.0 billion of available borrowing capacity under its asset-based credit facility.

As of the end of the first quarter of 2026, total debt was $2.4 billion. The company has no material long-term debt maturities until 2030.

Shareholder Returns

Through its quarterly dividend, the company returned $50 million in cash to shareholders in the first quarter of 2026. Additionally, on May 15, 2026, Macy’s, Inc.’s board of directors declared a regular quarterly dividend of 19.15 cents per share on Macy’s, Inc.’s common stock, payable on July 1, 2026 to shareholders of record at the close of business on June 15, 2026.

During the first quarter of 2026, the company repurchased 2.6 million of its shares for $50 million. The company had approximately $1.1 billion remaining under its $2.0 billion share repurchase authorization as of the end of the first quarter of 2026.

1: Comparable sales refers to owned-plus-licensed-plus-marketplace sales. All reported nameplate comparable sales results are on a go-forward basis.
2: Inclusive of go-forward locations and digital, unless otherwise specified. For Macy’s, Inc. this reflects go-forward locations and digital across all three nameplates.
3: Reflects the impact of fiscal 2025 store closures, primarily Macy’s nameplate locations, which contributed approximately $40 million in the first quarter of 2025.

2026 Guidance

The company revised its annual fiscal year 2026 guidance, including raising net sales, comparable sales, and adjusted diluted EPS guidance. Full year guidance continues to recognize that there are macroeconomic and geopolitical factors that could influence discretionary spend. As such, the company continues to take a prudent approach to guidance, giving flexibility within its business model to respond to changes in the competitive landscape and external environment. Guidance assumes the first half of the year will have a larger tariff impact than the second half and does not include the potential receipt of refunds from tariffs. Additionally, guidance reflects the investments to be made in the company’s Reimagine 200 locations and luxury nameplates to support long-term top-line growth.

The full outlook for 2026, including the second quarter of 2026, can be found in the presentation posted to www.macysinc.com/investors. For Macy’s, Inc. the company expects:

	Guidance as of June 3, 2026	Guidance as of March 18, 2026
Net sales[1]	$21.5 billion to $21.75 billion	$21.4 billion to $21.65 billion
Comparable sales change[2]	0.5% to 1.2%	(0.5%) to 0.5%
Adjusted EBITDA[3] as a percent of total revenue	7.7% to 7.9%	7.7% to 7.9%
Adjusted diluted EPS[3,4]	$2.00 to $2.20	$1.90 to $2.10
1: Reflects the impact of fiscal 2025 store closures which contributed roughly $145 million of annual net sales.
2: Comparable sales refers to owned-plus-licensed-plus-marketplace sales.
3: Updated definitions to now exclude gains on sale of real estate and benefit plan income based on the company’s non-GAAP definitions as described in its Form 8-K filing on February 18, 2026.
4: The impact of any potential future share repurchases associated with the company’s current share repurchase authorization is not considered within guidance.
The company does not provide reconciliations of the forward-looking non-GAAP measures of Adjusted EBITDA as a percent of total revenue and Adjusted diluted EPS to the most directly comparable forward-looking GAAP measures, and is unable to address the probable significance to future results of any items excluded from these measures, because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. See Important Information Regarding Non-GAAP Financial Measures.

Conference Call and Webcasts
A webcast of Macy's, Inc.’s call with analysts and investors to report its first quarter of 2026 sales and earnings will be held today (June 3, 2026) at 8:00 a.m. ET. Macy’s, Inc.’s webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call 1-877-407-0832. A replay of the conference call will be available on the company’s website or by calling 1-877-660-6853, using passcode 13759596, about two hours after the conclusion of the call. Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/newsroom.
Important Information Regarding Non-GAAP Financial Measures
Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.
About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.

Forward-Looking Statements
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully implement its Bold New Chapter strategy, including the ability to realize the anticipated benefits associated with the strategy, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, conditions to, or changes in the timing of proposed real estate and other transactions, declines in credit card revenues, possible systems failures and/or security breaches, business, legal and ethical challenges related to use of artificial intelligence, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, regional political and economic conditions, the effect of potential changes to trade policies, the effect of weather, inflation, inventory shortage, and labor shortages, the potential for the incurrence of charges in connection with the impairment of tangible and intangible assets, including goodwill, the amount and timing of future dividends and share repurchases, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended January 31, 2026. Macy’s, Inc.

disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Media – Chris Grams
communications@macys.com
Investors – Pamela Quintiliano
investors@macys.com

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended May 2, 2026			13 Weeks Ended May 3, 2025
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$4,682			$4,599
Other revenue (Note 2)	210	4.5%		194	4.2%
Total revenue	4,892			4,793
Cost of sales	(2,860)	(61.1%)		(2,795)	(60.8%)
Selling, general and administrative expenses	(1,952)		(39.9%)	(1,913)		(39.9%)
Gains on sale of real estate	15		0.3%	16		0.3%
Impairment, restructuring and other benefits (costs)	17		0.3%	(7)		(0.1%)
Operating income	112		2.3%	94		2.0%
Benefit plan income, net	6			4
Interest expense, net	(25)			(27)
Loss on extinguishment of debt	—			(3)
Income before income taxes	93			68
Federal, state and local income tax expense (Note 3)	(30)			(30)
Net income	$63			$38
Basic earnings per share	$0.24			$0.14
Diluted earnings per share	$0.23			$0.13
Average common shares:
Basic	264.4			277.6
Diluted	272.7			280.7
End of period common shares outstanding	263.8			271.5
Supplemental Financial Measures:
Gross Margin (Note 4)	$1,822	38.9%		$1,804	39.2%
Depreciation and amortization expense	$210			$219

MACY’S, INC.
Consolidated Balance Sheets (Unaudited) (Note 1)
(millions)

	May 2, 2026	January 31, 2026	May 3, 2025
ASSETS:
Current Assets:
Cash and cash equivalents	$1,294	$1,246	$932
Receivables	302	628	241
Merchandise inventories	4,833	4,412	4,663
Prepaid expenses and other current assets	467	387	445
Income taxes receivable	—	—	10
Total Current Assets	6,896	6,673	6,291
Property and Equipment – net	4,636	4,743	4,964
Right of Use Assets	2,087	2,136	2,226
Goodwill	828	828	828
Other Intangible Assets – net	419	420	424
Other Assets	1,440	1,438	1,356
Total Assets	$16,306	$16,238	$16,089
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$—	$—	$6
Merchandise accounts payable	2,366	1,807	2,133
Accounts payable and accrued liabilities	2,238	2,615	2,221
Income taxes payable	70	71	27
Total Current Liabilities	4,674	4,493	4,387
Long-Term Debt	2,432	2,432	2,774
Long-Term Lease Liabilities	2,677	2,772	2,884
Deferred Income Taxes	828	805	721
Other Liabilities	858	876	872
Shareholders' Equity	4,837	4,860	4,451
Total Liabilities and Shareholders’ Equity	$16,306	$16,238	$16,089

MACY’S, INC.
Consolidated Statements of Cash Flows (Unaudited) (Notes 1 and 5)
(millions)

	13 Weeks Ended May 2, 2026	13 Weeks Ended May 3, 2025
Cash flows from operating activities:
Net income	$63	$38
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other (benefits) costs	(17)	7
Depreciation and amortization	210	219
Stock-based compensation expense	14	13
Gains on sale of real estate	(15)	(16)
Benefit plans	2	1
Amortization of financing costs and premium on acquired debt	1	2
Deferred income taxes	22	(2)
Changes in assets and liabilities:
Decrease in receivables	316	62
Increase in merchandise inventories	(421)	(198)
Increase in prepaid expenses and other current assets	(84)	(68)
Increase in merchandise accounts payable	534	242
Decrease in accounts payable and accrued liabilities	(297)	(344)
Increase in current income taxes	3	25
Change in other assets and liabilities	(39)	(45)
Net cash provided (used) by operating activities	292	(64)
Cash flows from investing activities:
Purchase of property and equipment	(88)	(100)
Capitalized software	(89)	(77)
Proceeds from disposition of assets, net	25	38
Other, net	3	6
Net cash used by investing activities	(149)	(133)
Cash flows from financing activities:
Debt issuance costs	—	(6)
Debt repaid	(1)	(1)
Dividends paid	(50)	(51)
Increase (decrease) in outstanding checks	7	(23)
Acquisition of treasury stock	(51)	(97)
Net cash used by financing activities	(95)	(178)
Net increase (decrease) in cash, cash equivalents and restricted cash	48	(375)
Cash, cash equivalents and restricted cash beginning of period	1,249	1,310
Cash, cash equivalents and restricted cash end of period	$1,297	$935

MACY’S, INC.
Consolidated Financial Statements (Unaudited)
Notes:
(1)As a result of the seasonal nature of the retail business, the results of operations for the 13 weeks ended May 2, 2026 and May 3, 2025 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.
(2)Other Revenue is inclusive of the following amounts. All amounts in millions except percentages.

	13 Weeks Ended May 2, 2026		13 Weeks Ended May 3, 2025
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$172	3.7%	$154	3.3%
Macy's Media Network revenue, net	38	0.8%	40	0.9%
Other Revenue	$210	4.5%	$194	4.2%

Net Sales	$4,682		$4,599
(3)The income tax expense of $30 million, or 32.3% of pretax income, for the 13 weeks ended May 2, 2026 and income tax expense of $30 million, or 44.1% of pretax income, for the 13 weeks ended May 3, 2025, reflect a different effective tax rate as compared to the Company’s federal income tax statutory rate of 21%. The income tax effective rates for the 13 weeks ended May 2, 2026 and May 3, 2025 were impacted primarily by the impact of state and local taxes and the vesting and cancellation of certain stock-based compensation awards.
(4)Gross margin is defined as net sales less cost of sales.
(5)Restricted cash of $3 million has been included with cash and cash equivalents as of both May 2, 2026 and May 3, 2025.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures, provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period net income, diluted earnings per share and EBITDA provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and leverage sales, respectively, and to more readily compare these metrics between past and future periods. Management also believes that Adjusted EBIT and Adjusted EBITDA are frequently used by investors and securities analysts in their evaluations of companies, and that such supplemental measures facilitate comparisons between companies that have different capital and financing structures and/or tax rates. The Company uses certain non-GAAP financial measures as performance measures for components of executive compensation.
The company does not provide reconciliations of the forward-looking non-GAAP measures of Adjusted EBITDA as a percent of total revenue and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures, and is unable to address the probable significance to future results of any items excluded from these measures, because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate.
Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:
•Adjusted EBIT and adjusted EBITDA are reconciled to GAAP net income.
•Adjusted net income is reconciled to GAAP net income.
•Adjusted diluted earnings per share is reconciled to GAAP diluted earnings per share.
Adjusted EBIT and Adjusted EBITDA

	13 Weeks Ended May 2, 2026	13 Weeks Ended May 3, 2025
Net income	$63	$38
Federal, state and local income tax expense	30	30
Interest expense, net	25	27
Loss on extinguishment of debt	—	3
Benefit plan income, net	(6)	(4)
Impairment, restructuring and other (benefits) costs	(17)	7
Gains on sale of real estate	(15)	(16)
Adjusted EBIT	80	85
Depreciation and amortization	210	219
Adjusted EBITDA	$290	$304
Adjusted Net Income and Adjusted Diluted Earnings Per Share

	13 Weeks Ended May 2, 2026		13 Weeks Ended May 3, 2025
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$63	$0.23	$38	$0.13
Loss on extinguishment of debt	—	—	3	0.01
Benefit plan income, net	(6)	(0.02)	(4)	(0.01)
Impairment, restructuring and other (benefits) costs	(17)	(0.06)	7	0.03
Gains on sale of real estate	(15)	(0.05)	(16)	(0.06)
Income tax impact of items identified above	10	0.03	3	0.01
As adjusted to exclude items above	$35	$0.13	$31	$0.11